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                                                                    Exhibit 99.1



                          SECURITIES PURCHASE AGREEMENT


                  SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of November 5, 2001, by and among RSA Security Inc., a Delaware corporation, with headquarters located at 36 Crosby Drive, Bedford, Massachusetts 01730 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

                                    WHEREAS:

                  A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act").

                  B. The Company entered into a certain Securities Purchase Agreement dated as of October 17, 2001 by and among certain investors (the "Initial Investors") and the Company (the "October 17, 2001 Securities Purchase Agreement") pursuant to which the Company sold $50 million principal amount of its 7% Convertible Debentures due October 17, 2004, which are convertible into shares of the Company's common stock, par value $0.01 per share, in accordance with the terms of such debentures (the "October 17, 2001 Closing").

                  C. The Company entered into a certain Securities Purchase Agreement dated as of October 29, 2001 by and among two of the Initial Investors and the Company (the "October 29, 2001 Securities Purchase Agreement", and, together with the October 17, 2001 Securities Purchase Agreement, the "Initial Securities Purchase Agreements") pursuant to which the Company sold an additional $20 million principal amount of its 7% Convertible Debentures due October 17, 2004, which are convertible into shares of the Company's common stock, par value $0.01 per share, in accordance with the terms of such debentures (the "October 29, 2001 Closing"and, together with the October 17, 2001 Closing, the "Initial Closings")).

                  D. The Company desires to issue to the Buyers up to an additional $10 million principal amount of its Debentures due October 17, 2004 (collectively, the "Debentures"), which shall be convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock") (as converted, the "Conversion Shares"), in accordance with the terms of the Debentures.

                  E. The Buyers severally wish to purchase, upon the terms and conditions stated in this Agreement, (i) an aggregate of up to $10 million principal amount of Debentures on the Closing Date (as defined below), such Debentures to be in the form attached hereto as Exhibit A (the "Debentures") in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers and (ii) warrants (the "Warrants") to purchase shares of Common Stock (as exercised collectively, the "Warrant Shares"), such Warrants to be substantially in the form attached hereto as Exhibit B.
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                  F. Contemporaneously with the execution and delivery of this
Agreement, the parties hereto are executing and delivering a Second Amended and Restated Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide the Buyers and the Initial Investors with the benefit of certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws, on the terms and subject to the conditions set forth therein.

                  G. The location of defined terms in this Agreement is set forth on the Index of Terms attached hereto.

                  NOW THEREFORE, the Company, the Initial Investors and the Buyers hereby agree as follows:

                  1. PURCHASE AND SALE OF DEBENTURES AND WARRANTS.

                           a.  Purchase of Debentures and Warrants.  Subject to
the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally agrees to purchase from the Company, the respective principal amount of Debentures, together with the related Warrants, set forth opposite such Buyer's name on the Schedule of Buyers (the "Closing").

                           b.   The Closing.  The date and time of the Closing
(the "Closing Date") shall be 10:00 a.m., New York City time, on November 5, 2001, subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7. The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

                           c.       Form of Payment.  On the Closing Date, (A)
each Buyer shall pay the Company for the Debentures and the related Warrants to be issued and sold to such Buyer on the Closing Date, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (B) the Company shall deliver to each Buyer Debentures (in the denominations as such Buyer shall reasonably request) representing the principal amount of Debentures which such Buyer is then purchasing hereunder, along with warrants representing the related Warrants, duly executed on behalf of the Company and registered in the name of such Buyer.

                  2. BUYER'S REPRESENTATIONS AND WARRANTIES.

                  Each Buyer represents and warrants with respect to only itself that:

                           a. Investment Purpose.  Such Buyer (i) is acquiring
the Debentures and the Warrants, (ii) upon conversion of the Debentures owned by it, will acquire the Conversion Shares then issuable, and (iii) upon exercise of the Warrants held by it, will acquire the Warrant Shares issuable upon exercise thereof (the Debentures, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "Securities") for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the


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1933 Act; provided, however, that by making the representations herein, such
Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time, provided further, however, that such disposition shall be in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                           b. Accredited Investor Status.  Such Buyer is
an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act and was not organized for the specific purpose of acquiring the Securities.

                           c.  Reliance on Exemptions.  Such Buyer understands
that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein and in the applicable Debenture or Warrant in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

                           d.  Information.  Such Buyer (i) has been furnished
with or has had full access to all of the information that it considers necessary or appropriate to make an informed investment decision with respect to the Debentures, the Warrants, the Conversion Shares and the Warrant Shares and that it has requested from the Company, (ii) has had an opportunity to discuss with management of the Company the business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access, (iii) can bear the economic risk of a total loss of its investment in the Debentures and the Warrants and (iv) has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Debentures, the Warrants, the Conversion Shares and the Warrant Shares and to protect its interest in connection with such investment. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in this Agreement.

                           e.  No Governmental Review.  Such Buyer understands
that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                           f.  Transfer or Resale.  Such Buyer understands that
except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel in the form attached hereto as Exhibit H, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, (ii) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule


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144") may be made only in accordance with the terms of Rule 144 and further, if
Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(f); provided that in order to make any sale, transfer or assignment of Securities, such Investor and its pledgee makes such disposition in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                           g.  Legends.  Such Buyer understands that the
Debentures and Warrants, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Debentures and Warrants):

                           THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN THE FORM ATTACHED AS EXHIBIT H TO THE SECURITIES PURCHASE AGREEMENT DATED NOVEMBER 5, 2001 (A COPY OF WHICH IS ON FILE AT THE COMPANY'S OFFICES), THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

                  Such Buyer further understands that until such time as the Conversion Shares and the Warrant Shares have been sold pursuant to the registration statement contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):


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                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
                           NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT IS IN EFFECT OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH IS SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

The legends set forth above shall be removed and the Company shall issue the relevant securities without such legend to the holder of the Securities upon which it is stamped, if, (i) such Securities are registered for resale under the 1933 Act and are transferred or sold pursuant to such registration or (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in the form attached hereto as Exhibit H, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act.

                           h.  Authorization; Enforcement; Validity.  This
Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                           i.  Residency.  Such Buyer is a resident of that
country or state specified in its address on the Schedule of Buyers.

                           j.  No Conflicts.  The execution and performance of
this Agreement and the Registration Rights Agreement do not conflict with any agreement to which such Buyer is a party or is bound thereby, any court order or judgment addressed to such Buyer, or the constituent documents of such Buyer.

                  3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to each of the Buyers that as of the date hereof:

                           a. Organization and Qualification.  The Company and
its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns 25% or more of the capital stock or other equity or similar interests or owns capital stock or holds an equity or similar interest which ownership entitles the Company to elect 25% or more of the board of directors or similar governing body of such


                                      -5-
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entity) are corporations, partnerships or limited liability companies duly organized and validly existing in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction in which they are incorporated or organized, and have the requisite corporate, limited liability company or partnership power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company to do business and is in good standing (to the extent such concepts are applicable) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). A complete list of Subsidiaries is set forth on Schedule 3(a).

                           b.  Authorization; Enforcement; Validity.  The
Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Debentures, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Debentures, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion thereof, the issuance of the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required of the Company's Board of Directors or stockholders (except to the extent that stockholder approval may be required pursuant to the rules of the NASD for the issuance of a number of Conversion Shares (including Conversion Shares issuable upon conversion of Debentures issued at the Initial Closings) and Warrant Shares (including Warrant Shares issuable upon exercise of Warrants issued at the Initial Closings) greater in the aggregate than 19.99% of the number of shares of Common Stock outstanding immediately prior to October 17, 2001 (the "19.99% Rule")). The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                           c.  Capitalization.  As of November 5, 2001, the
authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, of which as of November 2, 2001, 56,205,968 shares were issued and outstanding, 5,937,018 shares were held in treasury, 40,336,966 shares were reserved for issuance pursuant to the Company's stock option and purchase plans (including pursuant to options outstanding as of such date as well as options


                                      -6-
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granted thereafter), and no other shares were issuable and reserved for issuance pursuant to securities (other than the Debentures and the Warrants and the debentures and warrants issued at the Initial Closings) exercisable or exchangeable for, or convertible into, shares of Common Stock. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c) and except for the debentures and warrants issued at the Initial Closings and the documents entered into in connection therewith, (A) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights (arising under Delaware law, Massachusetts law, the Company's Certificate of Incorporation or By-laws or any agreement or instrument to which the Company is a party) or any liens or encumbrances granted or created by the Company; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries (other than any such options, warrants, scrip, rights, calls, commitments, securities, understandings and arrangement outstanding under plans disclosed in the SEC Documents); (C) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (D) there are no amounts outstanding under, and there will be no amounts due upon termination of, any credit agreement or credit facility; (E) there are no financing statements securing obligations in any amounts greater than $100,000, singly, or $2,500,000 in the aggregate, filed in connection with the Company or any of its Subsidiaries; (F) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement);
(G) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (H) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; (I) the Company does not have any stock appreciation rights or "phantom" stock plans or agreements or any similar plan or agreement; (J) to the Company's knowledge,
(i) no current or former officer or director who individually owns 1% or more of the Company's outstanding capital stock or (ii) other beneficial owner of 5% or more of the Company's outstanding capital stock, has pledged shares of the Company's capital stock in connection with a margin account or other loan secured by such capital stock; and (K) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents (as defined herein) but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. The Company has made available to each Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as


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amended and as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable or exchangeable for Common Stock and the material rights of the holders thereof in respect thereto except for stock options granted under any benefit plan or stock option plan of the Company approved by the Board of Directors of the Company.

                           d.  Issuance of Securities.  The Securities are duly
authorized and, upon issuance in accordance with the terms of the applicable Transaction Documents, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof (other than any such taxes, liens and charges created by any Buyer or assignee or transferee), and shall not be subject to pre-emptive rights or other similar rights of shareholders of the Company. As of the Closing, at least 878,501 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) will have been duly authorized and reserved for issuance upon conversion of the Debentures and exercise of the Warrants. Upon conversion or issuance in accordance with the Debentures or the Warrants, as applicable, the Conversion Shares and the Warrant Shares, as the case may be, will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof (other than any such taxes, liens and charges created by any Buyer or any assignee or transferee), with the holders being entitled to all rights accorded to a holder of Common Stock. Based, in part, on reliance on the representations and warranties of each of the Buyers in the Transaction Documents, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

                           e. No Conflicts. The execution, delivery and
performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, to have a Material Adverse Effect); or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, By-laws or their organizational charter or by-laws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except where such violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as specifically contemplated by this Agreement, as required under the 1933 Act, as required by Blue Sky filings or as required by the 19.99% Rule, the Company is not required to obtain any

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consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are currently unaware of any facts or circumstances which might give rise to any of the foregoing events set forth in this paragraph. The
Company is not in violation of the listing requirements of the Principal Market, and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

                           f. SEC Documents; Financial Statements. Since January
1, 2001, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to or on the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of the date of filing of such SEC Documents, each such SEC Document, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document. None of the SEC Documents, as of the date filed and as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d), contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries nor any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information. As of the date hereof, the Company meets the requirements for use of Form S-3 for registration of the resale of Registrable Securities (as defined in the Registration Rights Agreement) and does not have any knowledge or reason to believe that it does not meet such requirements or any actual knowledge of any fact which would reasonably result in its not meeting such requirements. The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date hereof and to which the

Company is a party or by which the Company is bound which has not been previously filed as an exhibit to its reports filed with the SEC under the 1934 Act. Except for the issuance of the Debentures and the Warrants contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists, or is currently contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws and which has not been publicly disclosed.

                           g. Absence of Certain Changes. Except as disclosed in
the SEC Documents available on the EDGAR system, since December 31, 2000, there has been no change or development that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Except as disclosed in the SEC Documents available on the EDGAR system, since December 31, 2000, (i) the Company has not declared or paid any dividends, and (ii) as of the date hereof, has not sold any assets, individually or in the aggregate, in excess of $5,000,000 outside of the ordinary course of business or had capital expenditures, individually or in the aggregate, in excess of $10,000,000.

                           h. Absence of Litigation. Except as disclosed in the
section titled "Legal Proceedings" in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2001, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened in writing against the Company or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, that would reasonably be expected to result in a Material Adverse Effect.

                           i. No Integrated Offering. Neither the Company, nor
any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Securities pursuant to the Securities Purchase Agreements to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

                           j. Employment Matters; ERISA Matters. (i) Neither the
Company nor any of its Subsidiaries is involved in any material union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. None of the Company's or its Subsidiaries' U.S. employees is a member of a union which relates to such employee's relationship with the Company. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. No executive officer (as defined in Rule 501(f) of the

1933 Act) has notified the Company in writing that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

                                    (ii)    The Company and its Subsidiaries are
         in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                           k. Intellectual Property Rights. Except as disclosed
in the section titled "Legal Proceedings" in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2001, the Company and its Subsidiaries own or possess adequate rights or licenses to use (i) all trademarks, trade names, trade dress, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, technology licenses, approvals, governmental authorizations, trade secrets, and other intellectual property rights (collectively, "Intellectual Property") necessary to conduct their respective businesses as now conducted and as currently contemplated to be conducted, except where the failure to own, possess or protect such rights would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the section titled "Proprietary Rights" in the Company's Current Report on Form 8-K filed with the SEC on October 17, 2001, none of the Company's or its Subsidiaries' Intellectual Property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement, except where such expiration or termination would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect and except as disclosed in the section titled "Legal Proceedings" in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2001, the Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property rights of others, or of any development of similar or identical trade secrets or technical information by others and except as would not reasonably be expected to result in a Material Adverse Effect, there is no claim, action or proceeding being made by or brought against, or to the knowledge of the Company and except as disclosed in the section titled "Legal Proceedings" in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2001, currently threatened in writing by or against, the Company or its Subsidiaries regarding the Intellectual Property rights of or the use of any Intellectual Property by the Company or its Subsidiaries or any third party.

                  l. Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as (i) constitute purchase money security interests, (ii) are described in Schedule 3(l) or (iii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries.

                           m. Environmental Laws. The Company and its
Subsidiaries (A) are in compliance with any and all Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) are in compliance with all terms and conditions of any such permit, license or approval, except in each case where the failure of the Company and its subsidiaries would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                           n. Insurance. The Company and each of its
Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                           o. Regulatory Permits. Except for Permits (as defined
below) the absence of which would not, either individually or in the aggregate, result in a Material Adverse Effect, the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted (the "Permits"), and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such Permit.

                           p. No Materially Adverse Contracts, Etc. Neither the
Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is currently expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is currently expected to have a Material Adverse Effect.

                           q. Tax Status. Except as could reasonably be expected
to have a Material Adverse Effect, the Company and each of its Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject,
(ii) has paid all taxes and other governmental assessments and charges due with respect to the periods covered by such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves on its books, and (iii) has paid or set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. There are no unpaid taxes that are individually or in the aggregate material in amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                           r. Transactions With Affiliates. Except as set forth
on Schedule 3(r) and in the SEC Documents, and other than the grant of stock options described on Schedule 3(c), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than in connection with the provision of services as employees, officers and directors and payment of ordinary course of business expenses for employees and other expenditures on behalf of employees in an aggregate amount for all employees not in excess of $500,000), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

                           s. Application of Takeover Protections. The Company
and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, the laws of the state of its incorporation or the laws of any other state which is or could become applicable to the Buyers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyers' ownership of the Securities.

                           t. Foreign Corrupt Practices. Neither the Company nor
any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company or any Subsidiary used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                  4.       COVENANTS.

                           a. Best Efforts. Each of the Buyers and the Company
shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                           b. Form D and Blue Sky. The Company agrees to file a
Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each

Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date (to the extent such action is required by applicable law). The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

                           c. Reporting Status. Other than pursuant to a Change
of Control (as defined in the Debentures), until the earlier of (i) the date which is one year after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and (ii) the date on which
(A) the Investors shall have sold all the Conversion Shares and the Warrant Shares and (B) none of the Debentures or Warrants is outstanding (the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

                           d. Use of Proceeds. The Company will use the proceeds
from the sale of the Debentures and the Warrants to fund working capital and for general corporate purposes.

                           e. Financial Information. The Company agrees to send
the following to each Investor during the Reporting Period: (i) within ten (10) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments thereto filed pursuant to the 1933 Act, provided that if any such report is filed with the SEC through EDGAR and is available to the Buyers via EDGAR then no such deliveries shall be required; (ii) using its reasonable efforts, on the same day as the release thereof, facsimile copies of all press releases issued by the Company relating to the Company's quarterly operating results and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

                           f. Reservation of Shares. The Company shall take all
action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 105% of the number of shares of Common Stock (the "Reservation Amount") needed to provide for the issuance of the Conversion Shares upon conversion of all of the Debentures and the Warrant Shares upon exercise of all of the Warrants (without regard to any limitations on conversions or exercise).

                           g. Listing. The Company shall promptly secure the
listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common

Stock are then listed (subject to official notice of issuance) and, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. So long as any Securities are outstanding, the Company shall maintain the Common Stock's authorization for quotation on listing on The New York Stock Exchange, Inc. (the "NYSE"), the American Stock Exchange, Inc. ("AMEX") or The Nasdaq National Market ("NASDAQ") (as applicable, the "Principal Market"). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

                           h. Filing of Form 8-K. On the Business Day following
the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, the form of Debenture, the form of Warrants and the Registration Rights Agreement in the form required by the 1934 Act. "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                           i. Proxy Statement. If the Company, at any time
determines that in connection with the issuance of the Securities pursuant to the Securities Purchase Agreements, Stockholder Approval is required by the Principal Market in connection with the 19.99% Rule, the Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company, which meeting shall occur on or before ninety days from the date of such determination (the "Stockholder Meeting Deadline"), a proxy statement, which has been previously reviewed by the Initial Investors and the Buyers and a counsel of their choice, soliciting each such stockholder's affirmative vote at such stockholder meeting for approval of the Company's issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the "Stockholder Approval"), and the Company shall use its best efforts to solicit its stockholders' approval of such issuance of the Securities and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal.

                           j. Pledge of Securities. The Company acknowledges and
agrees that the Securities may be pledged in compliance with applicable securities laws by an Investor in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) of this Agreement; provided that in order to make any sale, transfer or assignment of Securities, such Investor and its pledgee makes such disposition in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Company hereby agrees to execute and deliver such reasonable documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

                           k. Expenses. Subject to Section 9(l) below, at the
Closing, the Company shall pay to one of the Initial Investors $15,000 representing the expenses incurred by the Initial Investors in connection with the consummation of the transactions contemplated by this Agreement. The Buyers and the Company shall each pay their own respective fees and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement.

                           l. Good Standing. At the Closing, the Company shall
deliver a good standing certificate to each of the Buyers, certifying the Company's qualification to do business and its good standing in the State of Delaware and the Commonwealth of Massachusetts as certified by the Secretary of State of the State of Delaware and the Secretary of State of the Commonwealth of Massachusetts, respectively.

                           m. Additional Debentures. For so long as any Buyer
beneficially owns any Securities, the Company will not issue any Debentures other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Debentures.

                           n. Tax Matters. For United States Federal income tax
purposes, the Company and each Buyer agree (i) to treat the Debentures as indebtedness, (ii) that $409,241.25 of the aggregate purchase price for the securities issued by the Company to the Buyers hereunder is attributable to the purchase of the Warrants, and (iii) to treat the Debentures as having been issued for an aggregate purchase price of $9,590,758.75, such that the aggregate original issue discount that will accrue over the term of the Debentures is $409,241.25. If the Company shall be required to withhold or deduct any tax or other governmental charge from any payment made hereunder or under any Debenture to any Buyer, then, subject to the last sentence of this Section 4(n), the Company will pay to such Buyer such additional amounts as are necessary such that such Buyer actually receives the amount such Buyer would have received if no such withholding or deduction had been required. If any Buyer is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Buyer"), it shall deliver to the Company either (a) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or (b) in the case of a Non-U.S. Buyer claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code of 1986, as amended (the "Code") with respect to payments of "portfolio interest", a certificate in form and substance reasonably acceptable to the Company representing that such Non-U.S. Buyer is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code), together with Internal Revenue Service Form W-8 or W-9, as applicable, in all cases such forms and other documents being properly completed and duly executed by such Non-U.S. Buyer claiming complete exemption from U.S. Federal withholding tax on payments of interest by the Company (or accruals of original issue discount) under the Debentures. In addition, each Buyer that is not otherwise exempt from "back-up withholding" shall deliver to the Company properly completed and duly executed Internal Revenue Service Form W-8 or W-9 indicating that such Buyer is not subject to "back-up withholding" for U.S. Federal income tax purposes. The forms and other documents required to be delivered pursuant to the two preceding sentences shall be delivered within 10 days after the Closing Date. The Company shall not be required to pay any additional amounts (x) to any Non-U.S. Buyer in respect of United States Federal withholding tax or (y) to any Buyer in respect of U.S. Federal "back-up withholding" tax to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Buyer or Buyer, as the case may be, to comply with the provisions of this Section 4(n).

                           o. The business of the Company and its Subsidiaries
shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

                           p. The Company shall not, in any manner, issue or
sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security can not be less than the then applicable Conversion Price (as defined in the Debentures) under any Debenture.

                           q. Press Release. On or prior to 9:00 a.m., New York
City Time, on the Business Day following the Closing Date, the Company shall issue a press release, substantially in the form attached hereto as Exhibit G.

                           r. New Debentures and Warrants. Not later than the
Business Day following the Closing Date, the Company shall issue to the Initial Investors who purchased debentures and warrants at the Initial Closings new debentures and warrants in exchange for the debentures and warrants issued to such Initial Investors at the Initial Closings, which new debentures and warrants shall be identical in all respects to the Debentures and Warrants issued hereunder other than with respect to changes made to evidence that the Debentures and Warrants issued hereunder are part of the same series as the debentures and warrants issued at the Initial Closings. Within three Business Days following receipt of such new debentures and warrants, the Initial Investors shall deliver to the Company the original debentures and warrants issued to the Initial Investors at the Initial Closings.

                           s. Additional Indebtedness.

                           (i) The Company and its Subsidiaries, in the
aggregate, will not, from and after the date of this Debenture and prior to the date on which the Registration Statement, as that term is defined in the Registration Rights Agreement, is declared effective by the Securities and Exchange Commission (the "Registration Date"), incur any indebtedness that is senior to or pari passu with the indebtedness evidenced by the Debentures if, after giving effect to such an incurrence, the principal amount of senior or pari passu indebtedness then outstanding exceeds the sum of (a) $50 million and
(b) the principal amount of any of the Debentures prepaid, redeemed or converted, in whole or in part, on and after the date of this Debenture.

                           (ii) The Company and its Subsidiaries, in the
aggregate, will not, from and after the Registration Date, incur any indebtedness that is senior to or pari passu with the indebtedness evidenced by the Debentures if, after giving effect to such an incurrence, the aggregate principal amount of senior or pari passu indebtedness then outstanding exceeds the lesser of (a) the sum of (A) $100 million and (B) the principal amount of any of the Debentures prepaid, redeemed or converted, in whole or in part, on and after the date of this Debenture, and (b) thirty percent (30%) of the Company's Consolidated Stockholders Equity as of the end of the Company's fiscal quarter ending immediately prior to the date of each such incurrence.

                           (iii) In making any calculation in clauses (i) or
(ii) above, (a) pro forma effect shall be given to the incurrence of indebtedness and the application of the net proceeds thereof to refinance other indebtedness such that only the net incurrence shall be subject to the limitations of such clauses, and (b) such calculation shall exclude up to $80 million principal amount of Debentures issued on or prior to November 5, 2001 (any additional Debentures issued after such date shall be included).

                           (iv) As used in this Section 4(s), (a) "indebtedness"
shall mean, without duplication, (i) all indebtedness of the Company for monies borrowed, including commercial paper and accounts receivable sold or assigned by the Company, (ii) all obligations of the Company evidenced by any notes, debentures, bonds or other instruments, (iii) obligations of the Company as lessee under capital leases of personal property, (iv) any "Senior Indebtedness" as defined in the Debentures (other than (A) Senior Indebtedness in respect of Protection Agreements and (B) Senior Indebtedness with respect to operating leases for personal property, which in either case shall be excluded from the definition of indebtedness herein), and (v) principal of, and premium, if any, and interest on any indebtedness or obligations of others of the kinds described in (i), (ii), (iii) and (iv) above assumed or guaranteed in any manner by the Company, and (b) "Consolidated Stockholders Equity" shall mean the stockholders equity of the Company calculated in accordance with generally accepted accounting principles in the United States, consistently applied, that are in effect as of the date of this Debenture. As used herein, "Protection Agreements" means interest rate or currency hedging arrangements or agreements designed to protect the Company against any fluctuations in interest rates or currency exposure, and does not include such agreements or arrangements designed for speculation.

                           (v) The provisions of this Section 4(s) may be
modified or waived with the consent of the holders of at least 90% of the Outstanding Principal Amount of the Debentures.

                  5.       TRANSFER AGENT INSTRUCTIONS.

                  The Company shall issue irrevocable instructions to its transfer agents, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Debentures or exercise of the Warrants, as applicable and in accordance with their respective terms (the "Irrevocable Transfer Agent Instructions"), a form of which is attached as Exhibit D hereto. Prior to transfer or sale pursuant to a registration statement or Rule 144 under the 1933 Act of the Conversion Shares and the Warrant Shares, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction inconsistent with the Irrevocable Transfer Agent Instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and the Warrant Shares, prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Debentures, the Warrants and the Registration Rights Agreement. If a Buyer provides the Company with an opinion of counsel, in generally acceptable form, to the effect that a public sale, assignment or transfer of Securities may be made without registration under the 1933 Act or that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, or credit shares to one or more balance accounts at DTC, in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                  6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The obligation of the Company to issue and sell the Debentures and the Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                           (i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

                           (ii) Such Buyer shall have delivered to the Company the purchase price for the Debentures and the Warrants being purchased by such Buyer at the Closing, by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                           (iii) The representations and warranties of such Buyer shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 2 above, in which case such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date (which shall be true and correct as of such date)), and such Buyer shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

                  7.       CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

                  The obligation of each Buyer hereunder to purchase the Debentures and the Warrants from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                                    (i) The Company shall have executed each of
                        the Transaction Documents and delivered the same to such Buyer.

                                    (ii) The Common Stock (x) shall be
                        designated for quotation or listed on the Principal Market and (y) shall not have been suspended by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market; and the Conversion Shares issuable upon conversion of the Debentures (without regard to any limitations on conversions) and the Warrant Shares issuable upon exercise of the Warrants (without regard to any limitations on exercises) upon the Principal Market.

                                    (iii) The representations and warranties of
                        the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date (which shall be true and correct as of such date)) and the Company shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect.

                                    (iv) The Company shall have delivered to
                        such Buyer the opinion of Hale and Dorr LLP, dated as of the Closing Date, in the form of Exhibit E, attached hereto.

                                    (v) The Company shall have executed and
                        delivered to such Buyer the Debentures and the Warrants (in such denominations as such Buyer shall reasonably request) for the Debentures and the Warrants being purchased by such Buyer at the Closing.

                                    (vi) As of the Closing Date, the Company
                        shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Debentures and the exercise of the Warrants 878,501 shares of its Common Stock.

                                    (vii) The Company shall have delivered the
                        Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, to the Company's transfer agent.

                                    (viii) The Company shall have delivered to
                        such Buyer a certificate evidencing the incorporation and good standing of the Company in Delaware issued by the Secretary of State of Delaware as of a date within ten (10) days of the Closing Date.

                                    (ix) The Company shall have delivered to
                        such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware as of a date within ten (10) days of the Closing Date.

                                    (x) The Company shall have delivered to such
                        Buyer a secretary's certificate, dated as of the Closing Date, certifying as to (A) adoption of the form of resolutions of the Board of Directors of the Company consistent with Section 3(b) above and in a form reasonably acceptable to such Buyer, (B) the Certificate of Incorporation and (C) the By-laws, each as in effect at the Closing.

                                    (xi) The Company shall have made all filings
                        under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

                  8. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents, (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and (y) is not a shareholder derivative suit) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this
Section 8 shall be the same as those set forth in Sections 6(a) and (d) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and the Company's rights to assume the defense of claims.

                  9.       MISCELLANEOUS.

                           a. Governing Law; Jurisdiction; Jury Trial. All
questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                           b. Counterparts. This Agreement may be executed in
two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                           c. Headings. The headings of this Agreement are for
convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                           d. Severability. If any provision of this Agreement
shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                           e. Entire Agreement; Amendments. This Agreement,
together with the other Transaction Documents (and, with respect to the Initial Investors, the Initial Securities

Purchase Agreements and the debentures and warrants issued pursuant thereto), supersedes all other prior oral or written agreements between each Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least 60% of the outstanding principal amount of the Debentures or Conversion Shares, as applicable, except, with respect to amendments or waivers to the provisions of Section 4(m), Section 9(a) and this Section 9(e), such written instrument shall be signed by the Company and the holders of at least 90% of the outstanding principal amount of the Debentures or Conversion Shares, as applicable. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Debentures then outstanding or to the extent that such amendment or waiver treats any holder disproportionately from any other holder. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of the Conversion Shares, as the case may be.

                           f. Notices. Any notices, consents, waivers or other
communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                           If to the Company:

                                    RSA Security Inc.
                                    36 Crosby Drive
                                    Bedford, MA  01730
                                    Telephone:  (781) 301-5000
                                    Facsimile:  (781) 301-5170
                                    Attention:  Chief Financial Officer

                           With copies to:

                                    RSA Security Inc.
                                    36 Crosby Drive
                                    Bedford, MA  01730
                                    Telephone:   (781) 301-5000
                                    Facsimile:   (781) 301-5590
                                    Attention:   General Counsel

                           and

                                    Hale and Dorr LLP
                                    60 State Street
                                    Boston, MA 01209
                                    Telephone:   (617) 526-6000
                                    Facsimile:   (617) 526-5000
                                    Attention:   Hal J. Leibowitz, Esq.

                           If to the Transfer Agent:

                                    EquiServe LLP
                                    150 Royal Street
                                    Canton, Massachusetts  02021
                                    Telephone:   (781) 575-3562
                                    Facsimile:   (781) 575-2149
                                    Attention:   Keith Hathaway

                  If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttal evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                           g. Successors and Assigns. This Agreement shall be
binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least 60% of the outstanding principal amount of the Debentures including by merger or consolidation, except pursuant to a Change of Control (as defined in the Debentures) with respect to which the Company is in compliance with the terms of the Debentures and Section 4(i) of this Agreement. A Buyer may assign some or all of its rights and obligations hereunder without the consent of the Company; provided, however, that the transferee has agreed in writing to be bound by the applicable provisions of this Agreement and provided, further, that such assignment shall be in connection with a transfer of all or a portion of the Debentures and Warrants held by such Buyer and subject to the terms and conditions of the Warrants and Debentures, as applicable. Any Buyer shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by the Securities and the pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation,
Section 2(f) of this Agreement; provided that in order to make any sale, transfer or assignment of Securities, such Investor and its pledgee makes such disposition in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                           h. No Third Party Beneficiaries. This Agreement is
intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                           i. Survival. Unless this Agreement is terminated
under Section 9(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive until such time as no Debentures remain outstanding. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                           j. Publicity. The Company and each Buyer shall have
the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to (i) make a press release, substantially in the form attached hereto as Exhibit G, after the Closing, (ii) make any press release or other public disclosure of information that previously has been publicly disclosed (other than pursuant to a breach of this paragraph), and (iii) make any press release or other public disclosure with respect to such transactions in the form as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any press release or other public disclosure referenced in subclause (iii) hereof prior to its release and shall be provided with a copy thereof).

                           k. Further Assurances. Each party shall do and
perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                           l. Termination. In the event that the Closing shall
not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company shall remain obligated to reimburse the Initial Investors for the expenses described in Section 4(k) above.

                           m. Placement Agent. The Company acknowledges that it
has engaged Credit Suisse First Boston Corporation as placement agent in connection with the sale of the Debentures and the Warrants and that the compensation of such agent is as set forth on Schedule 9(m) hereto. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.

                           n. No Strict Construction. The language used in this
Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                           o. Remedies. Each Buyer and each holder of the
Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

                           p. Payment Set Aside. To the extent that the Company
makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents, or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                           q. Waiver under the Initial Securities Purchase
Agreements. The Initial Investors constituting the holders of at least 60% of the outstanding principal amount of the debentures sold under the Initial Securities Purchase Agreements, by their signatures hereto, hereby consent to the issuance of the Debentures pursuant to the terms of this Agreement and the other Transaction Documents and waive, solely with respect to the transactions contemplated by this Agreement, their rights under Section 4(m) under the October 17, 2001 Securities Purchase Agreement, Section 4(s) under the October 29, 2001 Securities Purchase Agreement and Section 9 of the Debentures issued at the Initial Closings. In addition, the Buyers hereunder and the Initial Investors constituting the holders of at least 60% of the outstanding principal amount of the debentures sold under the Initial Securities Purchase Agreements, by their signatures hereto, acknowledge and agree, that if at any time, the Initial Securities Purchase Agreements or this Agreement shall be amended or any party seeks to obtain consent or waiver or provide notice under any of the Initial Securities Purchase Agreements or this Agreement, then for purposes of calculating the 60%, or 90%, as applicable, of the outstanding principal amount of the debentures or the shares of Common Stock into which the debentures are convertible required to effect such amendment, waiver or consent (the "Voting Requirements"), the outstanding principal amount of Debentures and Conversion Shares (each, as defined in the Initial Securities Purchase Agreements) issued pursuant to the Initial Securities Purchase Agreements and the Debentures and Conversion Shares issued pursuant to this Agreement shall be aggregated for purposes of determining compliance with the Voting Requirements under the Initial Securities Purchase Agreements and this Agreement and any amendment, waiver or consent obtained under either of the Initial Securities Purchase Agreements or this Agreement shall be deemed to be effective with respect to all such Agreements.

                           r. Amendment to Initial Securities Purchase
Agreements. The Company and the Initial Investors acknowledge and agree that each of the Initial Securities Purchase Agreements are hereby amended to incorporate by reference therein the covenants set forth in Section 4(s) of this Agreement as though such covenants were set forth in full as Section 4(q) in the October 17, 2001 Securities Purchase Agreement and as Section 4(t) in the October 29, 2001 Securities Purchase Agreement.

                            [signature page follows]

                  IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

RSA SECURITY INC.


By: /s/ Arthur W. Coviello, Jr.
   ---------------------------------
Name: Arthur W. Coviello, Jr.
     -------------------------------
Title: President and CEO
      ------------------------------


         [Signatures of Buyers and Initial Investors on Following Pages]

                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]


                                         BUYERS:



                                         GENERAL ELECTRIC CAPITAL CORPORATION



                                         By: /s/ John Flannery
                                            ---------------------------------
                                         Name:  John Flannery
                                              -------------------------------
                                         Title: VP
                                               ------------------------------

                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]


                                         INITIAL INVESTORS:



                                         PORTSIDE GROWTH AND OPPORTUNITY FUND


                                         By: /s/ Morgan Stark
                                            ---------------------------------
                                         Name:  Morgan Stark
                                              -------------------------------
                                         Title: Managing Officer
                                               ------------------------------



                                         LEONARDO, L.P.


                                         By: /s/ Morgan Stark
                                            ---------------------------------
                                         Name:  Morgan Stark
                                              -------------------------------
                                         Title: Managing Officer
                                               ------------------------------


                                         RCG LATITUDE MASTERFUND, LTD.

                                         By: /s/ Morgan Stark
                                            ---------------------------------
                                         Name:  Morgan Stark
                                              -------------------------------
                                         Title: Managing Officer
                                               ------------------------------

                               SCHEDULE OF BUYERS



        Investor's Name, Representative,     Principal Amount
               Address for Notices                  of
              and Facsimile Number              Debentures             Number of Warrants

General Electric Capital Corporation          $10,000,000                   109,131(1)





All Notices to Each Initial Investor to be sent to:

c/o AG Ramius Partners, LLC
666 Third Avenue
New York, NY 10017

Attention:  Jeffrey Solomon
            Marran Ogilvie
            (212) 845-7999

with a copy to:

c/o AG Ramius Partners, LLC
245 Park Avenue
New York, NY 10167
Attention:  Fred Berger
            Gary Wolf
            (212) 867-6449

All Notices to Each Buyer to be sent to:

General Electric Capital Corporation
260 Long Ridge Road
Stamford, CT 06927

Attention:  General Counsel
            Fax: 203-357-3047



(1) Warrant to be transferred to GE Capital Equity Investments, Ltd. immediately following closing.

                                TABLE OF CONTENTS

                                                                        Page
1.   PURCHASE AND SALE OF DEBENTURES AND WARRANTS......................2

2.   BUYER'S REPRESENTATIONS AND WARRANTIES............................2

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................6

4.   COVENANTS.........................................................13

5.   TRANSFER AGENT INSTRUCTIONS.......................................18

6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL....................19

7.   CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.................20

8.   INDEMNIFICATION...................................................21

9.   MISCELLANEOUS.....................................................22


                                    SCHEDULES

Schedule 3(a)    -   Subsidiaries
Schedule 3(c)    -   Capitalization
Schedule 3(e)    -   Conflicts
Schedule 3(h)    -   Litigation
Schedule 3(k)    -   Intellectual Property
Schedule 3(l)    -   Liens
Schedule 3(r)    -   Transactions with Affiliates
Schedule 3(t)    -   Rights Agreement
Schedule 9(m)    -   Placement Agent Compensation

                                    EXHIBITS

Exhibit A  -   Form of Debentures
Exhibit B  -   Form of Warrant

Exhibit C  -   Form of Registration Rights Agreement
Exhibit E  -   Form of Irrevocable Transfer Agent Instructions
Exhibit F  -   Form of Company Counsel Opinion
Exhibit G  -   Form of Press Release
Exhibit H  -   Form of Opinion of Counsel for Transfers

                                      INDEX

                                                                         Page



19.99% Rule.................................................................6
1933 Act....................................................................1
1934 Act....................................................................9
accredited investor.........................................................3
Agreement...................................................................1
Business Day...............................................................15
Buyer.......................................................................1
Buyers......................................................................1
By-laws.....................................................................8
Certificate of Incorporation................................................7
Closing.....................................................................2
Closing Date................................................................2
Common Stock................................................................1
Company.....................................................................1
Conversion Shares...........................................................1
Debentures..................................................................1
Environmental Laws.........................................................12
Indemnified Liabilities....................................................21
Indemnitees................................................................21
Initial Closings............................................................1
Initial Securities Purchase Agreements......................................1
Irrevocable Transfer Agent Instructions....................................18
Material Adverse Effect.....................................................6
October 17, 2001 Closing....................................................1
October 17, 2001 Securities Purchase Agreement..............................1
October 29, 2001 Closing....................................................1
October 29, 2001 Securities Purchase Agreement..............................1
Permits....................................................................12
Principal Market...........................................................15
Registration Rights Agreement...............................................2
Regulation D................................................................1
Reporting Period...........................................................14
Reservation Amount.........................................................14
Rule 144....................................................................4
SEC.........................................................................1
SEC Documents...............................................................9
Securities..................................................................2
Stockholder Approval.......................................................15
Stockholder Meeting Deadline...............................................15
Subsidiaries................................................................5

                                                                         Page
Transaction Documents.......................................................6
Voting Requirements........................................................27
Warrant Shares..............................................................1
Warrants....................................................................1




                                      -ii-